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                                                                    Ex. 99(j)(1)

INDEPENDENT AUDITORS' CONSENT


We consent to the references to us under the captions "FINANCIAL HIGHLIGHTS" appearing in the Prospectus and "AUDITORS AND CUSTODIAN" appearing in the Statement of Additional Information, both of which are part of Post-Effective Amendment No. 6 to Registration Statement No. 811-08821 on Form N-1A.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
April 17, 2001